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                                                                     Exhibit 3.1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              GIGABEAM CORPORATION

         The original Certificate of Incorporation of GigaBeam Corporation (the "Corporation") was filed by the Secretary of State on January 5, 2004. This Amended and Restated Certificate of Incorporation, which amends and restates in its entirety the Certificate of Incorporation of the Corporation, was duly adopted by the unanimous written consent of the holders of all of the outstanding stock entitled to vote thereon in accordance with the provisions of Sections 141, 228, 242 and 245 of the General Corporation Law of the State of Delaware.

         FIRST: Name. The name of the Corporation is:

                      GIGABEAM CORPORATION

         SECOND: Registered Office and Agent. The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.

         THIRD: Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the laws of the General Corporation Law of the State of Delaware.

         FOURTH: Authorized Capital Stock. The total number of shares of capital stock which the Corporation shall have authority to issue is fifty million (50,000,000) shares, of which forty million (40,000,000) shares shall be Common Stock, par value $.001 per share ("Common Stock"), and ten million (10,000,000) shares shall be Preferred Stock, par value $.001 per share ("Preferred Stock").


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         (a) Common Stock. Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock registered in their name on the books of the Corporation on all matters submitted to a vote of stockholders except as the right to exercise such vote may be limited by the provisions of this Certificate of Incorporation or of any class or series of Preferred Stock established hereunder. The holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors from time to time, provided that required dividends, if any, on the Preferred Stock have been paid or provided for. In the event of the liquidation, dissolution, or winding up, whether voluntary or involuntary of the Corporation, the assets and funds of the Corporation available for distribution to stockholders, and remaining after the payment to holders of Preferred Stock of the amounts (if any) to which they are entitled, shall be divided and paid to the holders of the Common Stock according to their respective shares.

         (b) Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determining the following:

                  1. the designation of such series, the number of shares to constitute such series and the stated value if different from the par value thereof;

                  2. whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;


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                  3. the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

                  4. whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

                  5. the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

                  6. whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

                  7. whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                  8. the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock;


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                  9. the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class; and

                  10. any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions, thereof. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

         FIFTH: Directors.

                  (a) The number of directors comprising the Board of Directors shall be not less than two (2) nor more than nine (9) as may be from time to time fixed by resolution of the Board of Directors; provided, however, that upon the consummation of an initial public offering by the Corporation, the number of directors comprising the Board of Directors shall be not less than five (5) nor more than nine (9).

                  (b) The directors shall be elected by the holders of shares of capital stock of the Corporation entitled to vote on the election of directors, and directors shall be elected by a plurality vote.

                  (c) Each director shall be elected to hold office for a one-year term. Each director shall hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, subject however to prior death, resignation, retirement, disqualification or removal from office. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, shall be filled for the unexpired term by the concurring vote of a majority of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for the remainder of the full term of office until such director's successor shall have been duly elected and qualified. Upon the consummation of an initial public offering by the Corporation, this section (c) will be of no longer force and effect.


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                  (d) Upon the Consummation of an initial public offering by the
Corporation, the Board of Directors shall be divided into three classes, designated as Class I, Class II and Class III. The number of directors in each class shall be as nearly equal as possible. At each annual election, any vacancy in any class may be filled and the successors to the directors of the class whose terms shall expire in that year shall be elected to hold office for the term of three years, and the term of office of one class of directors shall expire in each year. In the event the number of directors is increased, election may be made to a class of directors with terms expiring in three years or less in order to maintain proportionate equality between the classes. The Class I directors shall serve until the first annual meeting of stockholders held after the Corporation has consummated an initial public offering, the Class II directors until the second annual meeting of stockholders held after the Corporation has consummated an initial public offering, and the Class III directors until the third annual meeting of stockholders held after the Corporation has consummated an initial public offering and, in each case, until their successor(s) are duly elected and qualified. At each annual meeting of stockholders commencing with the first annual meeting to be held after the Corporation has consummated an initial public offering each of the successors to the directors of the Class whose term shall have expired that year shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting of stockholders for the year in which his or her term expires and until his or her successor shall be duly elected and qualified, subject, however to prior death, resignation, retirement, disqualification or removal from office. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, shall be filled for the unexpired term by the concurring vote of a majority of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been duly elected and qualified.


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                  (e) A director may be removed from office at any time only for cause by the affirmative vote of the holders of at least a majority of the voting power of all the then outstanding shares of capital stock of the Corporation entitled to vote at any annual or regular election of directors voting together as a single class. "Cause" shall mean willful and continuous failure of a director to substantially perform such director's duties to the Corporation or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation.

                  (f) Unless required by law or determined by the chairman of the meeting to be advisable, the vote by stockholders on any matter, including the election of directors, need not be by written ballot.

         SIXTH: Limitation of Liability. No director of the Corporation shall be personally liable to the Corporation or its stockholders for any monetary damages for breaches of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit. No repeal or amendment of this Article shall adversely affect any rights of any person pursuant to this Article which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.

         SEVENTH: Indemnification.

                  (a) Mandatory Indemnification. The Corporation shall, to the fullest extent permitted by applicable law, indemnify its directors and officers who were or are a party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not such action, suit or proceeding arises or arose by or in the right of the Corporation or other entity) by reason of the fact that such director or officer is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, general partner, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), against expenses (including, but not limited to, attorneys fees and costs), judgments, fines (including excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with such action, suit or proceeding, except as otherwise provided in Section (c) hereof. A director or officer of the Corporation entitled to indemnification under this Section (a) is hereafter called a "covered person."


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                  (b) Expenses. Expenses incurred by a covered person in
defending a threatened, pending or completed civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation, except as otherwise provided in Section (c).

                  (c) Exceptions. No indemnification under Section (a) or advancement or reimbursement of expenses under Section (b) shall be provided to a covered person (i) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the Corporation in violation of
Section 16(b) of the Securities Exchange Act of 1934, as amended; (ii) if a final unappealable judgment or award establishes that such director or officer engaged in intentional misconduct or a transaction from which the member, director or officer derived an improper personal benefit; (iii) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid directly to, or for the benefit of, such person by an insurance carrier under a policy of officers' and directors' liability insurance paid for or maintained by the Corporation or other person or entity; or (iv) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the Corporation, which written consent shall not be unreasonably withheld. The Board of Directors of the Corporation is hereby authorized, at any time by resolution and without stockholder approval, to add to the above list of exceptions from the right of indemnification under Section (a) hereof or advancement or reimbursement of expenses under Section (b) hereof, but any such additional exception shall not apply with respect to any event, act or omission which has occurred prior to the date that the Board of Directors in fact adopts such resolution. Any such additional exception may, at any time after its adoption, be amended, supplemented, waived or terminated by further resolution of the Board of Directors of the Corporation.


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                  (d) Continuation of Rights. The indemnification and
advancement or reimbursement of expenses provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to be a director or officer of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such person.

                  (e) General Provisions.

                           1. The term "to the fullest extent permitted by
applicable law", as used in this Article, shall mean the maximum extent permitted by public policy, common law or statute. Any covered person may, to the fullest extent permitted by applicable law, elect to have the right to indemnification or to advancement or reimbursement of expenses, interpreted, at such covered person's option, (A) on the basis of the applicable law on the date this Article was approved by the stockholders, or (B) on the basis of the applicable law in effect at the time of the occurrence of the event, act or omission giving rise to the action, suit or proceeding, or (C) on the basis of the applicable law in effect at the time indemnification is sought.

                           2. The right of a covered person to be indemnified or
to receive an advancement or reimbursement of expenses pursuant to this Article:
(A) may also be enforced as a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and such person, (B) to the fullest extent permitted by applicable law, is intended to be retroactive and shall be available with respect to events, acts or omissions occurring prior to the adoption hereof, and (C) shall continue to exist after the rescission or restrictive modification (as determined by such covered person) of this Article with respect to events, acts or omissions occurring before such rescission or restrictive modification is adopted.


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                           3. If a request for indemnification or for the
advancement or reimbursement of expenses pursuant hereto is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation together with all supporting information reasonably requested by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim (plus interest at the prime rate announced from time to time by the Corporation's primary lender) and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses (including, but not limited to, attorney's fees and costs) of prosecuting such claim. Neither the failure of the Corporation (including its Board of Directors or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of or the advancement or reimbursement of expenses to the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors or independent legal counsel) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

                           4. The indemnification and advancement or
reimbursement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement or reimbursement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                           5. Nothing contained in this Article shall be
construed to limit the rights and powers the Corporation possesses under applicable provisions of the Delaware General Business Corporation Law, or otherwise, including, but not limited to, the powers to purchase and maintain insurance, create funds to secure or insure its indemnification obligations, and any other rights or powers the Corporation may otherwise have under applicable law.


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                           6. The provisions of this Article may, at any time
(and whether before or after there is any basis for a claim for indemnification or for the advancement or reimbursement of expenses pursuant hereto), be amended, supplemented, waived or terminated, in whole or in part, with respect to any covered person covered by a written agreement signed by the Corporation and such person.

                           7. The Corporation shall have the right to appoint
the attorney for a covered person, provided such appointment is not unreasonable under the circumstances.

                  (f) Optional Indemnification. The Corporation may, to the fullest extent permitted by applicable law, indemnify, and advance or reimburse expenses for, persons in all situations other than that covered by this Article subject to the unanimous consent of the Board of Directors.

         EIGHTH: Amendments to Certification of Incorporation. The Corporation reserves the right to increase or decrease its authorized capital stock, or any class or series thereof, and to reclassify the same, and to amend, alter, change or repeal any provision contained in the Certificate of Incorporation under which the Corporation is organized or in any amendment thereto, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders in said Certificate of Incorporation or any amendment thereto are granted subject to the aforementioned reservation.

         NINTH: Amendments to By-laws. The Board of Directors shall have the power at any time, and from time to time, to adopt, amend and repeal any and all By-laws of the Corporation. Any amendment to, or repeal of, any provision of the Bylaws of the Corporation which has not previously received the approval of the Board of Directors shall require for adoption the affirmative vote of the holders of at least a majority of the voting power of all the then outstanding shares of capital stock of the Corporation entitled to vote at any duly convened annual or special meeting of the stockholders, voting together in as a single class, in addition to any other approval which is required by law, the Certificate of Incorporation of the Corporation, the Bylaws of the Corporation, or otherwise.


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         TENTH: Stock Split.

                  (a) Without any other action on the part of the Corporation or any other person, on the date (the "Filing Date") on which this Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, every share of Common Stock, par value $0.001 per share then outstanding shall be automatically converted into 1,500 shares of Common Stock as the case may be, par value $0.001 per share.

                  (b) Following the Filing Date, (i) new stock certificates representing shares of Common Stock shall be issued by the Corporation in exchange of the surrender of all stock certificates (the "Old Certificates") representing outstanding shares of Common Stock immediately prior to the Filing Date, and (ii) all of the Old Certificates shall be deemed cancelled and shall not be recognized as evidencing outstanding shares of Common Stock.

Dated: May 7, 2004
                                      GIGABEAM CORPORATION


                                      By: /s/ Louis S. Slaughter
                                          ------------------------------
                                          Name:  Louis S. Slaughter
                                          Title: Chief Executive Officer


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